UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37729	36-4829580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Winfield Road, Warrenville, IL 60555

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed, on September 15, 2020, LSC Communications, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries (collectively, the “Debtors”) and certain other non-Debtor subsidiaries of the Company (collectively with the Debtors, the “Sellers”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with ACR III Libra Holdings LLC, a Delaware limited liability company (n/k/a LSC Communications LLC, “Buyer”), and, solely with respect to Section 9.13 of the Purchase Agreement, Atlas Capital Resources III LP, a Delaware limited partnership, and Atlas Capital Resources (P) III LP, a Delaware limited partnership (each, a “Guarantor”) and together with the Sellers and Buyer, the “Parties”), pursuant to which, upon the terms and subject to the conditions set forth therein, Buyer agreed to acquire substantially all of the assets of the Sellers as a going concern for (i) the Final Cash Consideration (as defined therein), subject to the Final Cash Consideration Cap (as defined therein), (ii) a credit bid and release of each Seller from the corresponding portion of each of the senior secured term loan B facility under the Prepetition Credit Agreement and the Prepetition Indenture (each as defined therein), in an aggregate amount equal to $63.437 million, and (iii) the assumption of certain specified liabilities of the Sellers, including obligations relating to the Company’s qualified pension plan (the “Transactions”).

On October 7, 2020, the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order approving the Purchase Agreement and the Transactions.

On December 4, 2020, the Company consummated the Transactions (the “Closing”). At the Closing, Buyer paid to the Sellers the Estimated Cash Consideration (as defined in the Purchase Agreement) of approximately $284.1 million, which amount is subject to certain post-Closing adjustments.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Closing, the Sellers and Buyer entered into that certain First Amendment to Stock and Asset Purchase Agreement, dated as of December 4, 2020 (the “First Amendment”), which, among other things, (i) provides that the Closing will occur on December 4, 2020, subject to the terms and conditions set forth in the Amendment, (ii) establishes the reference time for the measurement of certain financial accounts purposes of the working capital and cash consideration calculations, (iii) requires the Sellers to consummate the Restructuring Transactions (as defined therein) prior to the Closing and (iv) provides for Sellers to facilitate the payment of certain amounts under the CBSA (as defined below) to the Prepetition Noteholders (as defined in the Purchase Agreement).

On December 4, 2020, in connection with the termination of the DIP Credit Agreement (as defined below), the Company entered into that certain Cash Collateral and Letter of Credit Reimbursement Agreement (the “L/C Facility Agreement”), by and among the Company, certain of the lenders under the DIP Credit Agreement and Bank of America, N.A. as issuing bank. Pursuant to the L/C Facility Agreement, certain of the Company’s letters of credit issued under the DIP Credit Agreement will be cash collateralized and will remain outstanding following the termination of the DIP Credit Agreement. Approximately $46.5 million in aggregate amount of letters of credit will remain outstanding under the L/C Facility Agreement following the termination of the DIP Credit Agreement, which amount must be reduced to no greater than $3 million within thirty days of the date of the L/C Facility Agreement.

The foregoing descriptions of the Purchase Agreement, the First Amendment and the L/C Facility Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 15, 2020 and is incorporated herein by reference, the First Amendment, a copy of which is attached to this report as Exhibit 2.2 and is incorporated herein by reference, and the L/C Facility Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, the Company had access to an aggregate principal amount of $100 million of debtor-in-possession financing on the terms and subject to the conditions set forth in that certain Debtor-in-Possession Credit

Agreement, dated as of April 15, 2020 (the “DIP Credit Agreement”), by and among the Company, the lenders party thereto from time to time and Bank of America, N.A. as administrative agent and issuing bank. On December 4, 2020, in connection with, and effective as of the Closing, the DIP Credit Agreement and all liens arising thereunder were terminated, along with the obligations of the parties thereto.

The information set forth under the Introductory Note and Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets.

The information set forth under the Introductory Note and Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 3, 2020, Thomas J. Quinlan III, Chief Executive Officer and President, and Andrew B. Coxhead, Chief Financial Officer, were terminated as officers of the Company in connection with the Closing. Mr. Quinlan will continue to serve as Chairman of the Company’s board of directors. None of these terminations was a result of any disagreement with the Company, its management or its board of directors.

Item 7.01.	Regulation FD Disclosure.

The estimated available amount to distribute from Buyer to the holders of the senior secured term loan B facility under the Prepetition Credit Agreement and holders of senior notes under the Prepetition Indenture (each as defined in the Purchase Agreement) (the “Junior Creditors”) pursuant to that certain Credit Bid Support Agreement, dated as of August 28, 2020, by and among ACR III LSC Holdings LLC (f/k/a ACR III Libra Parent LLC), the Junior Creditors party thereto, Lapetus Capital III LLC and, solely for purposes of certain sections of such agreement, the Guarantors (as amended, restated or otherwise supplemented, the “CBSA”) was approximately $68.5 million. Pursuant to the terms of the CBSA, on the Closing Date (as defined in the CBSA), Buyer held back approximately $31.9 million of the distribution subject to final determination of working capital and certain other closing accounts of the Sellers, and distributed the remaining approximately $36.6 million for the benefit of the Junior Creditors.

As disclosed in the joint chapter 11 plan of liquidation of the Debtors that was filed with the Bankruptcy Court on November 20, 2020, the Company does not expect to be able to distribute any proceeds to the Company’s stockholders and therefore Company stockholders should expect to receive a total loss on their investment.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Stock and Asset Purchase Agreement, dated as of September 15, 2020, by and among LSC Communications, Inc. and certain of its subsidiaries party thereto, ACR III Libra Holdings LLC and, solely with respect to Section 9.13 of the Purchase Agreement, Atlas Capital Resources III LP and Atlas Capital Resources (P) III LP (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on September 15, 2020)*

2.2	First Amendment to Stock and Asset Purchase Agreement, dated as of December 4, 2020, by and among LSC Communications, Inc. and certain of its subsidiaries party thereto and ACR III Libra Holdings LLC company (n/k/a LSC Communications LLC)*

10.1	Cash Collateral and Letter of Credit Reimbursement Agreement, dated as of December 4, 2020, by and among LSC Communications, Inc., certain of the lenders under the DIP Credit Agreement and Bank of America, N.A. as issuing bank*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

By:	/s/ Suzanne S. Bettman
Name:	Suzanne S. Bettman
Title:	Secretary; Chief Compliance Officer; General Counsel

Dated: December 4, 2020

5